Exhibit 10.6

GRANT OF SECURITY INTEREST

IN PATENTS AND TRADEMARKS

THIS GRANT OF SECURITY INTEREST (“Grant”), effected as of May 31, 2005, is executed by BioDelivery Sciences International, Inc. a Delaware corporation (the “Grantor”), in favor of Laurus Master Fund, Ltd. (the “Secured Party”).

A. Pursuant to a Master Security Agreement, dated as of February 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, and together with a related Grant of Security Interest in Patents and Trademarks, dated February 22, 2005, collectively, the “Security Agreement”) among the Grantor, certain other Assignors (as defined in the Security Agreement), and the Secured Party, the Grantor and the other Assignors have granted a security interest in the collateral described therein to the Secured Party in consideration of the Secured Party’s agreement to provide financial accommodations to the Grantor.

B. The Grantor (1) owns, used and is using the trademarks reflected in the trademark registrations and trademark applications in the United States Patent and Trademark Office more particularly described on Schedule 1 annexed hereto as part hereof (the “Trademarks”), which Trademarks were not listed as collateral in the Security Agreement, and (2) has registered or applied for registration (in each case for its own behalf and not on behalf of any licensor or other third party) in the United States Patent and Trademark Office of the patents more particularly described on Schedule 2 annexed hereto as part hereof (the “Patents”), which Patents were not listed as collateral in the Security Agreement.

C. The Grantor wishes to grant to the Secured Party a security interest in all right, title and interest of the Grantor in and to the Trademarks and Patents, and all proceeds thereof, together with the goodwill symbolized by, or related or pertaining to, the Trademarks, and the customer lists and records related to the Trademarks and Patents and all causes of action which may exist by reason of infringement of any of the Trademarks and Patents (collectively, the “T&P Collateral”), to secure the payment, performance and observance of the Obligations (as that term is defined in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged:

1. The Grantor does hereby further grant to the Secured Party a security interest in the T&P Collateral to secure the full and prompt payment, performance and observance of the Obligations.

2. The Grantor agrees to perform, so long as the Security Agreement is in effect, all acts deemed necessary or desirable by the Secured Party to permit and assist it, at the Grantor’s expense, in obtaining and enforcing the Trademarks and Patents in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. The Grantor hereby appoints the Secured Party as the Grantor’s attorney-in-fact to execute and file any and all agreements, instruments, documents and papers as the

Secured Party may determine to be necessary or desirable to evidence the Secured Party’s security interest in the Trademarks and Patents or any other element of the T&P Collateral, all acts of such attorney-in-fact being hereby ratified and confirmed.

3. The Grantor acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the T&P Collateral granted hereby are more fully set forth in the Security Agreement and the rights and remedies set forth herein are without prejudice to, and are in addition to, those set forth in the Security Agreement. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

4. The Grantor hereby authorizes the Secured Party to file all such financing statements or other instruments to the extent required by the Uniform Commercial Code and agrees to execute all such other documents, agreements and instruments as may be required or deemed necessary by the Secured Party, in each case for purposes of affecting or continuing Secured Party’s security interest in the T&P Collateral.

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IN WITNESS WHEREOF, the Grantor has caused this instrument to be executed as of the day and year first above written.

BioDelivery Sciences International, Inc.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr.
Title:	Chairman and Chief Executive Officer

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ACKNOWLEDGED:

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

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